INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER
                                       of
              11 3/8% Senior Subordinated Notes Due 2009, Series A
                                       of
                              Falcon Products, Inc.


To Registered Holder:

            The undersigned hereby acknowledges receipt of the Prospectus dated ____________, 1999 (the "Prospectus"), of Falcon Products, Inc. a Delaware corporation (the "Company"), and accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange $1,000 in principal amount of a new series of 11 3/8% Senior Subordinated Notes Due 2009, Series B (the "New Notes") of the Company for each $1,000 in principal amount of outstanding 11 3/8% Senior Subordinated Notes Due 2009, Series A (the "Original Notes") of the Company. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

            This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

            The aggregate face amount of the Original Notes held by you for the account of the undersigned is (fill in amount):

                  $________________ of 11 3/8% Senior Subordinated Notes Due 2009, Series A.

         With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

            |_|   To TENDER  the  following  Original  Notes held by you for the
                  account  of  the  undersigned   (insert  principal  amount  of
                  Original Notes to be tendered (if any)):

                  $________________ of 11 3/8% Senior Subordinated Notes Due 2009, Series A.

            |_| NOT to TENDER any Original Notes held by you for the account of the undersigned.

         If the undersigned instructs you to tender Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that: (i) the New Notes to be acquired by the Holder and each beneficial owner, if any, are being acquired in the ordinary course of business; (ii) neither the Holder nor any beneficial owner is an affiliate, as defined in Rule 405 of the Securities Act of the Company or any of the Company's subsidiaries; (iii) any person participating in the Exchange Offer with the intention or purpose of distributing New Notes received in exchange for Original Notes, including a broker-dealer that acquired Original Notes directly from the Company, but not as a result of market-making activities or other trading activities, will comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a secondary resale of the New Notes acquired by such person; (iv) if the Holder is not a broker-dealer, the Holder and each beneficial owner, if any, are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in any distribution of the New Notes received in exchange for Original Notes; and (v) if the Holder is a broker-dealer that will receive New Notes for the Holder's own account in exchange for Original Notes, the Original Notes to be so exchanged were acquired by the Holder as a result of market-making or other trading activities and the Holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in the Exchange Offer. However, by so representing and acknowledging and by delivering a prospectus, the Holder will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

         The instructions contained herein shall survive the death or incapacity of the undersigned and every obligation of the undersigned contained herein shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.


                                    SIGN HERE


Name of beneficial owner(s)
(please print):
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Signature(s):
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Address:
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Telephone Number:
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Taxpayer identification or Social Security Number:
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Date: